Exhibit 99.1

NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE Announces Fourth Quarter and 2009 Fiscal Year End Financial Results

Increases Net Income 118% and Cash 30% compared with Fiscal 2008

SAN ANTONIO, Texas — March 19, 2010 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its fourth quarter and 2009 fiscal year end.

Revenue for fiscal 2009 was $16.5 million, an increase of four percent when compared with revenue of $15.8 million last year. Net income for fiscal 2009 was $1.4 million, or $0.08 per diluted share, compared with a net loss of ($7.7) million, or ($0.44) per diluted share in 2008. Cash and short term investments grew to $8.2 million, a 30 percent increase from 2008, even after the Company’s fourth quarter investment of $2.3 million in CoreTrace Corporation.

Revenue for the fourth quarter was $4.2 million, an increase of 10 percent compared to the fourth quarter of 2008. “We had a strong 2009, especially considering the economic conditions through the first half of the year,” said Jim Morris, GlobalSCAPE president and CEO. “Our cash and fourth quarter revenue growth demonstrate our continued and increasingly strong financial performance. We are looking forward to further market expansion and financial growth.”

The prior year net loss included a $9 million non-cash impairment of goodwill and intangible assets. Excluding this impairment from 2008 would have resulted in an Adjusted Net Income of $254,000. Adjusted Net Income is a non-GAAP measure. See the accompanying table for a reconciliation of net loss to Adjusted Net Income.

Adjusted EBITDA for the fourth quarter was $632,000, a 37 percent increase compared with the fourth quarter of 2008. For the full year, Adjusted EBITDA was $3.5 million, an increase of 26 percent relative to 2008. The Adjusted EBITDA margin for the fourth quarter was 15.2 percent, up from 12.2 percent in the fourth quarter of 2008. For the full year, the Adjusted EBITDA margin was 21.5 percent, up 370 basis points from 2008. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See the accompanying table for a reconciliation of net income/loss to Adjusted EBITDA and Adjusted EBITDA margin.

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Conference Call March 31, 2010 At 4:00 p.m. ET

GlobalSCAPE management will hold a conference call Wednesday, March 31 to discuss the fourth quarter and fiscal year 2009 financial results and other corporate matters at 4:00 p.m. Eastern Time/3:00 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 60432415. A live webcast of the conference call will also be available in the investor relations page of the Company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through April 30, 2010.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.

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Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

	Year Ended
	December 31, 2009 (Unaudited)	December 31, 2008
OPERATING REVENUE:
Software product revenues	$10,273,685	$10,901,887
Maintenance and support revenues	6,177,733	4,890,355

Total revenue	16,451,418	15,792,242

OPERATING EXPENSES:
Cost of revenues	335,961	188,942
SG&A expenses	10,797,827	10,943,821
R&D expenses	2,804,857	2,819,791
Depreciation and amortization	724,485	957,036
Impairment of goodwill	—	5,773,010
Impairment of long-lived assets	—	3,243,945

Total operating expenses	14,663,130	23,926,545

OPERATING INCOME (LOSS)	1,788,288	(8,134,303)

Other income (expense)	(67,732)	94,131

INCOME (LOSS) BEFORE INCOME TAXES	1,720,556	(8,040,172)

PROVISION (BENEFIT) FOR INCOME TAXES	320,619	(380,211)

NET INCOME (LOSS)	$1,399,937	$(7,659,961)

Net income (loss) per common share - basic	$0.08	$(0.44)
Net income (loss) per common share – diluted	$0.08	$(0.44)
Weighted average shares outstanding:
Basic	17,247,975	17,240,285
Diluted	17,690,948	17,240,285

GlobalSCAPE, Inc.

Balance Sheets

	December 31, 2009 (Unaudited)	December 31, 2008
Assets
Cash and cash equivalents	$7,025,599	$6,318,604
Short term investments	1,205,000	—
Accounts receivable (net of allowance for doubtful accounts of $217,286 and $330,916 on December 31, 2009 and December 31, 2008, respectively)	2,161,572	2,021,293
Federal income tax receivable	36,572	19,244
Current deferred tax asset	130,210	—
Prepaid expenses	131,860	120,162

Total current assets	10,690,813	8,479,303

Fixed assets, net	1,653,369	1,642,776
Investment in CoreTrace	2,277,778	—
Intangible assets, net	832,472	1,134,000
Goodwill	619,065	619,065
Deferred tax asset	574,124	297,183
Other assets	53,004	47,581

Total assets	$16,700,625	$12,219,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$315,584	$512,256
Accrued expenses	766,388	560,889
Deferred revenue	4,071,485	2,755,698
Deferred compensation	—	215,858

Total current liabilities	5,153,457	4,044,701

Deferred tax liability	527,893	545,169
Other long term liabilities	1,079,223	151,497
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 17,686,252 and 17,630,952 issued at December 31, 2009 and December 31, 2008, respectively	17,686	17,631
Additional paid-in capital	10,798,899	9,737,380
Treasury stock, 403,581 shares, at cost, at December 30, 2009 and December 31, 2008	(1,451,805)	(1,451,805)
Retained earnings (deficit)	575,272	(824,665)

Total stockholders’ equity	9,940,052	7,478,541

Total liabilities and stockholders’ equity	$16,700,625	$12,219,908

GlobalSCAPE, Inc.

Statements of Cash Flows

	Year Ended
	December 31, 2009 (Unaudited)	December 31, 2008
Operating Activities:
Net income (loss)	$1,399,937	$(7,659,961)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt (recoveries) expense	(60,276)	235,192
Depreciation and amortization	724,485	957,036
Loss on disposition of assets	85,292	9,284
Share-based compensation	1,021,389	974,334
Stock issued for goods	—	300
Deferred taxes	(426,969)	(1,422,607)
Impairment of goodwill	—	5,773,010
Impairment of long-lived assets	—	3,243,945
Changes in operating assets and liabilities:
Accounts receivable	(70,003)	(23,558)
Prepaid expenses	(11,698)	(32,508)
Federal income tax receivable	(17,328)	921,083
Other assets	(5,423)	32,386
Accounts payable	(196,672)	182,439
Accrued expenses	205,499	(182,057)
Deferred revenues	2,224,466	565,381
Deferred compensation	(215,858)	215,858
Other long-term liabilities	19,047	(107,014)

Net cash provided by operating activities	4,675,888	3,682,543

Investing Activities:
Proceeds from sale of property and equipment	1,244	4,876
Purchase of property and equipment	(530,086)	(1,617,332)
Investment in CoreTrace	(2,277,778)	—
Purchase of short-term investments	(1,705,000)	—
Redemption of short-term investments	500,000	—

Net cash used in investing activities	(4,011,620)	(1,612,456)
Financing Activities:
Purchase of treasury stock	—	(978,382)
Proceeds from exercise of stock options	42,727	12,420

Net cash provided by (used in) financing activities	42,727	(965,962)
Net increase in cash	706,995	1,104,125
Cash at beginning of period	6,318,604	5,214,479

Cash at end of period	$7,025,599	$6,318,604

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net Revenue	$3,781,901	$3,240,394	$4,744,990	$4,296,360	$4,169,674

Income (loss) from operations	$(9,357,291)	$(241,888)	$955,771	$882,100	$192,307

Net income (loss):	$(8,331,121)	$(244,442)	$943,258	$575,867	$125,254
Plus: Income taxes	(1,003,675)	12,973	(39,326)	309,485	37,488
Plus: Total other (income) expense	(22,196)	(10,419)	51,839	(3,252)	29,565
Plus: Depreciation and amortization	380,789	172,039	177,832	187,202	187,411
Plus: Share-based compensation expense	421,136	283,316	257,707	227,777	252,590
Plus: Impairment of goodwill	5,773,010	0	0	0	0
Plus: Impairment of long-lived assets	3,243,945	0	0	0	0

Adjusted EBITDA	$461,888	$213,467	$1,391,310	$1,297,079	$632,308

Operating income margin	-247.4%	-7.5%	20.1%	20.5%	4.6%

Adjusted EBITDA margin	12.2%	6.6%	29.3%	30.2%	15.2%

	Year Ended
	December 31, 2009 (Unaudited)	December 31, 2008
Net Revenue	$16,451,418	$15,792,242

Income (loss) from operations	$1,788,288	$(8,134,303)

Net income (loss):	$1,399,937	$(7,659,961)
Plus: Income taxes	320,619	(380,211)
Plus: Total other (income) expense	67,732	(94,131)
Plus: Depreciation and amortization	724,485	957,036
Plus: Share-based compensation expense	1,021,389	974,334
Plus: Impairment of goodwill	—	5,773,010
Plus: Impairment of long-lived assets	—	3,243,945

Adjusted EBITDA	$3,534,162	$2,814,022

Operating income margin	10.9%	-51.5%

Adjusted EBITDA margin	21.5%	17.8%

Reconciliation of Net Loss to Adjusted Net Income

December 31, 2008
Net loss:	$(7,659,961)
Impairment of goodwill	5,773,010
Impairment of long-lived assets	3,243,945
Effect of income taxes	(1,102,839)

Adjusted net income	$254,155

The table above reconciles net loss to Adjusted Net Income. Adjusted Net Income is calculated by eliminating non-cash impairments and their related tax effects to arrive at Adjusted Net Income. The tax effects are determined by calculating the tax provision for GAAP net loss and comparing the results to the tax provision for Adjusted Net Income, which excludes the adjusting items. The difference in the tax provision calculations represents the effect of income taxes.